Exhibit 5.1

                          BATCHER, ZARCONE & BAKER, LLP
                                ATTORNEYS AT LAW

   SOUTH BAY OFFICE                                            KAREN A. BATCHER
4190 BONITA ROAD, SUITE 205                                  kbatcher@bzblaw.com
 BONITA, CALIFORNIA 91902

TELEPHONE: 619.475.7882                                     ADDITIONAL SAN DIEGO
FACSIMILE: 619.789.6262                                            OFFICES


                                  March 5, 2008

Edward F. Myers III
Ads in Motion, Inc.
4139 Corral Canyon
Bonita CA 91902

Re: Legal Opinion Pursuant to SEC Form S-1
    Registration Statement - Ads In Motion, Inc.

Dear Mr. Myers:

     At your request, we are rendering this opinion in connection with a proposed distribution of 500,000 shares of common stock ("Common Stock") of Ads In Motion, Inc. (the "Company") currently owned by Travers International, Inc. to its own shareholders in connection with a Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration Statement") to be filed with the Securities and Exchange Commission.

     I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Delaware law, including without limitation, the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, I am of the opinion that 500,000 shares of Common Stock to be distributed by Travers International are duly authorized shares of Common Stock which have been legally, and when sold after the effectiveness of the Registration Statement issued will be, fully paid and non-assessable.

                                              Regards,
                                              BATCHER ZARCONE & BAKER, LLP


                                              /s/ Karen Batcher
                                              ------------------------------
                                              Karen A. Batcher, Esq.

                                 MAILING ADDRESS
              4252 BONITA ROAD, #151 * BONITA , CALIFORNIA * 91902